UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2005

Commission	Registrant, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

1-8809	SCANA Corporation	57-0784499
(a South Carolina corporation)
1426 Main Street, Columbia, South Carolina 29201
(803) 217-9000

1-3375	South Carolina Electric & Gas Company	57-0248695
(a South Carolina corporation)
1426 Main Street, Columbia, South Carolina 29201
(803) 217-9000

1-11429	Public Service Company of North Carolina, Incorporated	56-2128483
(a South Carolina corporation)
1426 Main Street, Columbia, South Carolina 29201
(803) 217-9000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))

❒   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR 240.13e-4(c))

This combined Form 8-K is separately furnished by SCANA Corporation, South Carolina Electric & Gas Company and Public Service Company of North Carolina, Incorporated. Information contained herein relating to any individual company is furnished by such company on its own behalf. Each company makes no representation as to information relating to the other companies.

Item 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 20, 2005, the Board of Directors of SCANA Corporation approved amendments to the SCANA Corporation Director Compensation and Deferral Plan and the SCANA Corporation Executive Deferred Compensation Plan (the Plans). The amendments were required pursuant to IRS Notice 2005-1 to allow certain compensation deferral elections made by participants on or before March 15, 2005 to be in compliance with Section 409A of the Internal Revenue Code of 1986, as amended. The registrants will file copies of the Plans, as amended, as exhibits to their annual reports on Form 10-K for the year ending December 31, 2005.

Item 5.02       DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
                      DIRECTORS;  APPOINTMENT OF PRINCIPAL OFFICERS.

(d) On December 20, 2005, Sharon Allred Decker, founder and principal of The Tapestry Group LLC of Rutherfordton, N.C., was elected to the Board of Directors of each of the registrants. It has not yet been determined on which Board committees she will serve.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized. The signature of each registrant shall be deemed to relate only to matters having reference to such registrant and any subsidiaries thereof.

SCANA Corporation
South Carolina Electric & Gas Company
Public Service Company of North Carolina, Incorporated
                          (Registrants)

December 20, 2005       By:     s/James E. Swan, IV
           James E. Swan, IV
                          Controller